                                                                     EXHIBIT 4.4


                             NUEVO ENERGY COMPANY


                                 $100,000,000
              8 7/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A


                              PURCHASE AGREEMENT



                                                              New York, New York
                                                                    June 3, 1998


Salomon Brothers Inc
J.P. Morgan Securities Inc.
NationsBanc Montgomery Securities LLC
As Representatives of the Initial Purchasers
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

     Nuevo Energy Company, a Delaware corporation (the "Company"), proposes to issue and sell to the parties named in Schedule I hereto (the "Initial Purchasers"), for whom you are acting as representatives (the "Representatives"), $100,000,000 principal amount of its 8 7/8% Senior Subordinated Notes due 2008, Series A (the "Securities"). The Securities are to be issued under an indenture (the "Indenture") dated as of June 8, 1998, between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). If you are the only Initial Purchasers, all references herein to the Representatives shall be deemed to be to the Initial Purchasers.

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that the Initial Purchasers will offer and sell the Securities purchased by them hereunder in accordance with Section 4 hereof as soon as you deem advisable.

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated May 19, 1998 (including any and all exhibits thereto, the

"Preliminary Memorandum"), and a final offering memorandum, dated June 3, 1998 (including any and all exhibits thereto, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement subsequent to the Execution Time.

     1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

          (b) The Securities have been duly and validly authorized and, when issued, delivered and sold, and authenticated by the Trustee, in accordance with this Agreement and the Indenture, will have been duly and validly executed, issued, delivered and authenticated, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits provided by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies.

          (c) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, except as rights to indemnity and contribution hereunder may be limited by federal and state securities laws and as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company and will be enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Registration Agreement (as defined in the Final Memorandum) has been duly authorized and, when executed and delivered by the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Company and will be enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by federal and state securities laws and as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law. The performance by the Company of its obligations under this Agreement, the Indenture, the Registration Agreement and the Securities and the consummation by it of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate or articles of incorporation, bylaws or other organizational documents of the Company or any of its subsidiaries, any contract or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

          (d) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated in this Agreement, the Registration Agreement, the Indenture and the Securities, except such as may be required (i) under state securities or blue sky laws in connection with the purchase and sale of the Securities by the Initial Purchasers and (ii) under the Securities Act, the Trust Indenture Act or the rules of the National Association of Securities Dealers, Inc. in connection with the registration of the Securities pursuant to the Registration Agreement.

          (e) Neither the Company, nor any of its Affiliates (as defined in Rule 501(b)
     of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

          (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (g) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (h) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

          (i) The Company has been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

          (j) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

          (k) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (l) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement).

          (m) The information provided by the Company pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (n) The financial statements, and the related notes thereto, included in the Final Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The other financial and statistical information and data included in the Final Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (o) Since the respective dates as of which information is given in the Final Memorandum, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth, or contemplated in the Final Memorandum. Except as set forth or contemplated in the Final Memorandum, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole.

          (p) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of Company and its subsidiaries, taken as a whole (collectively, a "Material Adverse Effect").

          (q) Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect. All the outstanding shares of capital stock of each corporate subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and, except as otherwise set forth in the Final Memorandum, are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

          (r) The Company has an authorized capitalization as set forth in the Final Memorandum and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any preemptive or similar rights.

          (s) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its respective certificate of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole.

          (t) Other than as set forth or contemplated in the Final Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (u) The Company and its subsidiaries have good and indefeasible title in fee simple to all real property (other than oil and gas properties which are covered in (v) below) and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Final Memorandum or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any property held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Company or its subsidiaries.

          (v) Each of the Company and its subsidiaries has good and defensible title to its oil and gas properties, free and clear of all liens, encumbrances, security interests, and claims, title investigation having been carried out by or on behalf of such person in accordance with good practice in the oil and gas industry in the areas in which the Company operates except (i) as specified in the Final Memorandum; (ii) liens for taxes not yet due; (iii) liens, claims and encumbrances under gas sales contracts, operating agreements, unitization and pooling agreements and such other agreements as are customarily found in connection with comparable drilling and producing operations; and

     (iv) other liens, claims, encumbrances and title defects that are, singly and in the aggregate, not material in amount and do not materially interfere with the Company's or any of its subsidiaries' use or enjoyment of their respective oil and gas properties.

          (w) No relationship, direct or indirect, exists between or among the Company or any or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required to be described in the reports of the Company filed with the Commission under the Exchange Act which is not described in the Final Memorandum or in a report filed with the Commission.

          (x) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act.

          (y) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Final Memorandum, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary.

          (z) Each of the Company and its subsidiaries owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Final Memorandum. Each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where noncompliance with such laws and regulations would not have a Material Adverse Effect.

          (aa) There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a Material Adverse Effect.

          (bb) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as described in the Final Memorandum or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (cc) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

          (dd) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, ("Code"). No prohibited transaction, within the meaning of
     Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

          (ee) The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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          (ff) The Company maintains insurance policies currently in effect, including levels of deductibles, that are customary in the oil and gas industry. Such policies provide coverage for operations of the Company and its subsidiaries in amounts and covering such risks as the Company believes is necessary to conduct its business.

          (gg) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation.

          (hh) Except as described in the Final Memorandum, as of the date hereof, (i) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company are currently being held in suspense by any purchaser thereof, except where such amounts due could not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company in its oil and gas properties, except where such claims could not, singly or in the aggregate, have a Material Adverse Effect.

          (ii) Except as described in the Final Memorandum, as of the date hereof, the aggregate undiscounted monetary liability of the Company for petroleum taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company in any petroleum or to receive cash or other payments to balance any disproportionate allocation of petroleum could not, singly or in the aggregate, have a Material Adverse Effect.

          (jj) Neither the Company nor any subsidiary of the Company is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.625% of the principal amount thereof, plus accrued interest, if any, from June 8, 1998 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on June 8, 1998, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). The Securities to be purchased by the Initial Purchasers hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver each of the global Securities to Salomon Brothers Inc for the account of each Initial Purchaser, against payment by or on behalf of such Initial Purchaser of the purchase price therefor to the Company by wire transfer of same day funds to a bank account designated by the Company, by causing DTC to credit the Securities to the account of Salomon Brothers Inc at DTC.

     Such Securities, if any, as the Representatives may request upon at least 48 hours' prior notice to the Company (such request to include the authorized denominations and the names in which they are to be registered), shall be delivered in definitive certificated form, by or on behalf of the Company to the Representatives for the account of certain of the Initial Purchasers, against payment by or on behalf of such Initial Purchasers of the purchase price therefor to the Company by wire transfer of same day funds to a bank account designated by the Company. The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

     The closing of the purchase and sale of the Securities shall be held at the office of Butler & Binion, L.L.P. ("Counsel for the Company"), 1000 Louisiana, Houston, Texas.

     4. Offering of Securities. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees, with the Company that:

          (a) It is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) or an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

          (b) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

          (c) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

     5.  Agreements.  The Company agrees with each Initial Purchaser that:

          (a) The Company will furnish to each Initial Purchaser and to Vinson & Elkins L.L.P. ("Counsel for the Initial Purchasers"), without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (b) The Company will not amend or supplement the Final Memorandum without the prior written consent of the Representatives.

          (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Representatives of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide to the Representatives pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

          (d) The Company will use its reasonable best efforts to arrange for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, that the Company will not be obligated to file any general consent to service of process or qualify as a foreign corporation or as a dealer in securities in any U.S. jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

          (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

          (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144 (a) (3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A (d) (4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (j) The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (k) During the period of five years hereafter, the Company will furnish to the Representatives and upon request, to each of the other Initial Purchasers, as soon as practicable after it is sent to security holders, a copy of its annual report to stockholders for such year, and the Company will furnish to the Representatives (i) as soon as practicable after filing or mailing, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

     6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have furnished to the Representatives the opinion of Counsel for the Company, dated the Closing Date, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own, lease and operate its assets and conduct its business as described in the Final Memorandum, and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the nature of its activities requires such qualification, except where such failure to be in good standing would not have a Material Adverse Effect.

               (ii) Each of the subsidiaries of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its assets and conduct its business as described in the Final Memorandum, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the nature of its activities requires such qualification, except where such failure to be in good standing would not have a Material Adverse Effect.

               (iii) All the outstanding shares of capital stock of the Company and each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the subsidiaries of the Company are owned, directly or indirectly, by the Company free and clear of any security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances.

               (iv) The Company's authorized equity capitalization is as set forth in the Final Memorandum.

               (v) The Company has full corporate power and authority to enter into each of this Agreement, the Registration Agreement and the Indenture and each of this Agreement, the Registration Agreement and the Indenture has been duly authorized, executed and delivered by the Company (and assuming it has been duly authorized, executed and delivered by the Trustee), is a valid and binding obligation of the Company and is enforceable against the Company in accordance with the terms thereof, except as rights to indemnity and contribution thereunder may be limited by federal and state securities laws and as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies.

               (vi) The Securities have been duly and validly authorized and, when issued, delivered and sold and authenticated by the Trustee, in accordance with this Agreement and the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits provided by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies.

               (vii) The statements set forth in the Final Memorandum under the headings "Business and Properties--Legal Proceedings," "Description of Existing Indebtedness" and "Description of the Notes" provide a fair summary of the legal matters, documents and proceedings described therein in all material respects.

               (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and in the Registration Agreement, the Indenture and the Securities, except such as may be required (i) under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Initial Purchasers, (ii) under the Securities Act, the Trust Indenture Act or the rules of the National Association of Securities Dealers, Inc. in connection with the registration of the Securities pursuant to the Registration Agreement and (iii) such other approvals (specified in such opinion) as have been obtained.

               (ix) The execution and delivery of this Agreement, the Registration Agreement, the Securities and the Indenture and the consummation of the transactions contemplated herein and therein will not (i) to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance on any property, or assets of the Company or any of its subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which the property or assets of the Company or any of its subsidiaries is subject, or (ii) result in a violation of the provisions of the charter or bylaws of the Company or, to the best of such counsel's knowledge, any law, administrative regulation or administrative court decree.

               (x) Except as set forth or contemplated in the Final Memorandum, to the best of such counsel's knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole.

               (xi) Assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Securities under the Securities Act is required, and no qualification of the Indenture under the Trust Indenture Act of 1939 is necessary, for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement.

               (xii) The Company is not an "investment company" within the meaning of the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's securities.

               (xiii) Such counsel believes that (other than the financial statements and other financial and statistical and reserve data included therein as to which such counsel expresses no opinion) the Final Memorandum, at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that the Final Memorandum, at the Closing Date, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

          All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (b) The Representatives shall have received from Counsel for the Initial Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (c) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (d) At the Execution Time and at the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established by the AICPA of the unaudited interim financial information as indicated in their report included in the Final Memorandum; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1997, nothing came to their attention which caused them to believe that:

               (1) any unaudited financial statements included in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not, in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; or

               (2) with respect to the period subsequent to March 31, 1998, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its subsidiaries as compared with the amounts shown on the March 31, 1998 consolidated balance sheet included in the Final Memorandum, or for the period from April 1, 1998 to such specified date there were any decreases, as compared with the corresponding period in the preceding year; in net revenues or income before income taxes or in total or per share amounts of net income of the Company and the Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

               (3) the information included under the headings "Offering Memorandum Summary--Summary Consolidated Financial Data" and "Selected Financial Data" is not in conformity with the disclosure requirements of Regulation S-K.

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          KPMG Peat Marwick LLP shall have also furnished to the Representatives a letter stating that the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objective pertain to the prevention of detection of errors or irregularities in amounts that would be material in relation to the financial statements of the Company and the Subsidiaries.

          All references in this Section 6(d) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

          (e) At the Execution Time and at the Closing Date, each of Ryder Scott Company, Miller and Lents, Ltd., S.A. Holditch and Associates, Inc., DOR Engineering, Inc., T.J. Smith & Company, Inc. and POCO Oil Co. shall have furnished to the Representatives a letter or letters dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, each stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given in the Final Memorandum as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and gas reserves of the Company.

          All references in the Section 6(e) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum.

          (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Company, at 1000 Louisiana, Houston, Texas, on the Closing Date.

     7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Securities on the Closing Date, the Company will reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnifying party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchasers from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Default of an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in any of the Company's securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1331 Lamar, Suite 1650, Houston, Texas 77010, attention: Chief Financial Officer.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.



                              Very truly yours,


                              Nuevo Energy Company


                              By: /s/ NUEVO ENERGY COMPANY


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Salomon Brothers Inc
J.P. Morgan Securities Inc.
NationsBanc Montgomery Securities LLC


By:  Salomon Brothers Inc


     By: /s/ SALOMON BROTHERS INC


For themselves and the other Initial Purchasers named in Schedule I to the foregoing Agreement

                                  SCHEDULE I


                                                  ----------------------
           Initial Purchasers                     Principal Amount of
           ------------------                     Securities
                                                  to be Purchased

Salomon Brothers Inc..........................    $ 55,000,000

J.P. Morgan Securities Inc....................      22,500,000

NationsBanc Montgomery Securities LLC.........      22,500,000
                                                  ----------------------

               Total..........................    $100,000,000

                                                                       EXHIBIT A


                      Selling Restrictions for Offers and
                        Sales outside the United States


     (1)(a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time and
(ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and specify closing date of the offering, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

     (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

     (c) Terms used in this section have the meanings given to them by Regulation S.

     (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, any Offered Notes in the United Kingdom by means of any document other than to persons whose ordinary business is to buy, hold, manage or dispose of investments, whether as principal or agent, for purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom within the meaning of the Public

Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on, to any person in the United Kingdom, any document received by them in connection with the issue of the Offered Notes, if that person is of a kind described in Article 11 (3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                                      A-2